Exhibit 99.1

October 21, 2021

Re: 2021 Indiana Member Director and District-Wide Independent Director Election Results

Dear Member:

The Federal Home Loan Bank of Indianapolis (“FHLBank Indianapolis”) is pleased to announce the results of the 2021 Board of Directors election.

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Independent Director District-Wide Election – Two Directors
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In the 2021, district-wide election, the members elected two new directors. Each of the directors shall serve a four-year term beginning on January 1, 2022 and ending on December 31, 2025.

Number of Indiana members eligible to vote	155
Number of Michigan members eligible to vote	204
Total members eligible to vote	359
Number of Indiana members casting votes	80
Number of Michigan members casting votes	66
Total members casting votes	146
Total eligible votes for each directorship	4,511,243

Independent Director Elect	City, State	Votes Received
Michael E. Bosway* Managing Director, Stifel Nicolaus & Company	Indianapolis, Indiana	2,160,163
Perry Glenn Hines* Chief Development Officer, Wheeler Mission	Indianapolis, Indiana	1,933,761
*Elected

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October 21, 2021

Indiana – Elected Member Director – Two Directors
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In the 2021 Indiana member directorship election, the Indiana members re-elected one incumbent director and elected one new director. Each of the directors shall serve a four-year term beginning on January 1, 2022 and ending on December 31, 2025.

Number of Indiana members eligible to vote	155
Number of Indiana members casting votes	91
Total eligible votes for each directorship	2,383,424

Member Director Elect	City, State	Votes Received
Robert D. Blume President, CEO & Director Community First Bank of Indiana	Kokomo, Indiana	509,807
Ronald Brown Executive Vice President, General Counsel, & Director United Fidelity Bank, FSB	Evansville, Indiana	272,016
Larry W. Myers* President & CEO First Savings Bank	Jeffersonville, Indiana	1,138,219
Sherri L. Reagin* Chief Financial Officer The North Salem State Bank	North Salem, Indiana	911,685

*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

/s/ Matthew R. St. Louis
Matthew R. St. Louis
Vice President, Deputy General Counsel